Communication Consultans Worldwide Limited	Licence, Maintenance and Consultancy Agreement

CCww

MOBILE STATION (MS) PROTOCOL STACK SOFTWARE

LICENCE, MAINTENANCE and CONSULTANCY AGREEMENT

This licence agreement (hereinafter "Agreement"), made as of the last date signed below (hereinafter "Effective Date") is by and between Communications Consultants Worldwide, Ltd., with its principal place of business at Homelife House 26-32 Oxford Road, Bournemouth, BH8 8EZ, United Kingdom (hereinafter "CCww"), and Arise Technologies Co. Ltd., with its principal place of business at 11 F No.268, Beihsin Rd, Section 2, Hsin-Dian City, Taipei County 23143, Taiwan, (hereinafter "Arisetek") and each may be referred to as "Party" or collectively as "Parties".

Agreement version 1.0 4th February 2008

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WHEREAS, Arisetek requires the supply of a GSM/GPRS MS protocol stack software and reterence design with additional services and deliverables outlined in Appendix C to enable it to Design and Manufacture certain Products; and

WHEREAS, CCww desires to provide Arisetek with such protocol stack software and related services as further described herein for immediate commencement of project activities

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein the Parties agree as follows:

1    DEFINITIONS

As used In this Agreement, the following terms shall have the indicated meanings:

1.1	"Arisetek" refers to Arisetek, its world-wide subsidiary companies and successors.
1.2

"Deliverables" shall mean all Source Code, Object Code, Documentation, Test Cases. Host Environment, all associated information, and all the materials and documents in machine or written form provided by CCww through licence, service or consultancy as specified in AppendiX C

1.3	"Derivative Code" shall mean the CCww Source Code that has been modified by Arisetek. howsoever small the change made.
1.4	"Development Environment" shall mean the configuration specified by CCww that uses CCww tests and in-house tools to execute and debug Object Code.
1.5

"Documentation" shall mean documentation describing the features, functionality and use of the Deliverables. The documentation shall provide sufficient information for an appropriately qualified person to operate, diagnose, modify and maintain the Source Code.

1.6	"EssentiaIIPR" shall mean IPR, which is the subject of patents relating to the Specification.
1.5	"L1" shall mean the Layer 1 physical control software that executes on the microprocessor core.
1.6	"Licences" shall mean the Development Licence, the Manufacture Licence, and the Sublicence granted as defined under Clause 2 of this Agreement.
1.7	"MS Protocol Stack Software" shall mean the software conforming to the SpecifICations covering L1 and Layer 2, 3 protocol stack for the GSM/GPRS Mobile Station (MS).
1.7	"Milestones" shall mean the milestones set out in Appendix A.
1.8	"NRE" shall mean Non-Recurring Engineering, i.e. Time & Materials consultancy work.
1.9	"Object Code" shall mean code produced by compiling CCww Source Code or Derivative Code.
1.10	"Image Code" shall mean code that is executed in Product(s) produced by assembling Object Code or compiling Source Code or Derivative Code.
1.11	"NXP Licensed Materials" shall have the meaning provided in Appendix G.
1.12	"Product(s)" shall mean any handset devices developed by Arisetek that uses Image Code.
1.13	"Quarter" shall mean each calendar quarter ending on either of the 31st March, 30th June, 30th September or 31st December of each year.
1.14	"Specification" shall mean the 3GPP GSM/GPRS standard specification at Release '99 of September 2006
1.15

"Source Code" shall mean a collection of files and tables supplied by CCww, and comprises MS Protocol Stack Software and associated "C" source code (human-readable text form) in the Deliverables from CCww, and any copy or part or modification thereof.

1.16	"Utilities" shall mean inter alia test scripts, compile scripts and debug tools supplied in conjunction with the Deliverables.

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2     OWNERSHIP AND LICENCE GRANT

2.1     Ownership

CCww is the owner or licensee of the intellectual property rights that subsist in the Deliverables and all title to these items shall remain vested in CCww or partner or licensor.

2.2 Licence Grant

Subject to the terms and conditions of this Agreement including payment of appropriate fees, CCww hereby grants to Arisetek a personal, non-transferable (except for merger, acquisition or change of control), perpetual, modification, world-wide and non-exclusive licence to use the Deliverables as set out in this Agreement for all of Arisetek's Products. The Licences granted to Arisetek are a Development Licence, Manufacture Licence, and Manufacture Sublicence described below, with further details including fees being given in Appendix D.

In the event of merger, acquisition or change of control of either party, all the rights and obligations under this Agreement shall transfer to the merging, acquiring or controlling entity(s). This means, inter alia, that the entity merging, acquiring or controlling CCww is obliged to continue maintenance and support in a similar manner to the service provided by CCww up to the event of acquisition, merger, or change of control as reasonably required by Arisetek. In the case of CCww being acquired or controlled by a competitor of Arisetek, then Arisetek shall be entitled to acquire a licence for the most up-to-date Source Code for a single payment of £1 M.

2.3 Development Licence

Under the Development Licence, Arisetek shall, at Arisetek Site(s) only, be entitled to:

(i)	make a reasonable number of copies of the Deliverables for back-up purposes or to continue to allow Product development work at Arisetek Sites only;

(ii)

make use of the Deliverables, in accordance with the Documentation, for internal evaluation, development, integration, customisation, testing, demonstration (to prospective customers) and education purposes, and solely within such scope of use edit, adapt. integrate and modify the Source Code and/or Object Code in order to create Image Code for the commercial development of the Products;

(iii)	maintain, fix and patch Image Code contained in the Products.

However, under a Development Licence, Arisetek is not entitled to manufacture Products. Arisetek Sites are shown in Appendix B.

Arisetek will provide CCww with a copy of and details of the changes required in the Deliverables including scripts, utilities, Source Code, within the warranty period as set in Clause 8. CCww will modify the Deliverables to incorporate these changes and provide the production release of the Deliverables to Arisetek.

2.4 Manufacture Licence

Under a Manufacture Licence, (which can only be granted in addition to the Development Licence), Arisetek shall be entitled to:

(i)	manufacture Products at Arisetek's own or contract manufacturer facilities, subject to payment of the Royalties.
(ii)	distribute and sell Products through its commercial channels.

2.5 Sublicence Rights

Arisetek is entitled to sublicense Image Code incorporated in Arisetek's Product to 3rd parties in Taiwan and China for manufacture of handsets. Arisetek shall inform CCww that it has signed an agreement with its sublicensees within 7 working days of signature, and provide to CCww the sublicensee company name, address and signatory. Furthermore, Arisetek shall inform CCww of the commencement and termination of manufacture for each sublicensee, within 7 working days. Additionally, before transfer of deliverables under Ansetek's sublicence agreement, Arisetek will ensure that each sublicensee has signed a confidentiality agreement with Arisetek that provides a degree of protection for the Product equal or better to that which exists between Arisetek and CCww.

2.6 Royalties

For each unit of Product manufactured by Arisetek and/or Sub-licensee, a Royalty fee is payable to CCww. Details of Royalties payable are contained in Appendix D.

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3     LICENCE RESTRICTIONS

3.1

Arisetek covenants that it will not sell, license (sub-license), lease, rent, loan, lend, transmit, network, or otherwise distribute or transfer the Deliverables, or any part thereof, in any manner to any third party, except that Object Code can be contained in Products for sale produced pursuant to this Agreement according to the Manufacture and sublicence rights (as granted).

3.2

Arisetek may not make use of the Deliverables, or any part thereof. other than as expressly permitted in this Agreement. Without limiting the foregoing, Arisetek's use of the Deliverables is at all times subject to the restrictions set out herein.

3.3

It is expressly understood that any use of the Deliverables or any part thereof by Arisetek other than the use permitted under the Licences, will be a material breach of this Agreement. CCww may at its sole discretion grant additional licences to Arisetek in order to rectify such breaches, subject to a mutually agreed amendment to this Agreement.

3.4

Arisetek is responsible for procuring the following licences from the appropriate supplier as required: RTOS licence, TCP/IP licence and PPP licence; and for ensuring the same with each if its sublicensees.

3.5

Except as is expressly permitted herein, Appendix G, or in furtherance of incorporation into Products, Arisetek shall not sublicense, distribute, reverse engineer, reverse compile or disassemble the NXP Licensed Materials. Moreover, Arisetek shall not distribute or transfer in any way any copy of all or part of the NXP Licensed Materials or their Derivative Works separate and apart from the Product as limited in the License Supplement(s). Arisetek shall indemnify and hold CCww harmless for any claims for damages arising from Arisetek's breach of its obligations set out in herein.

4     RECORDS AND AUDIT

4.1 Maintenance of Records

Arisetek shall at all times maintain complete and accurate records regarding Arisetek's use of the Deliverables and any part thereof, including information on any copies made thereof and the location of such copies, and including for the avoidance of doubt the numbers of copies made for back-up purposes. Arisetek shall maintain records containing information on the production, sale and delivery of all Products. All records required by this clause to be maintained shall be kept for the duration of this Agreement and for a period of six years following its expiry or termination, howsoever caused.

4.2 Arisetek Audit Reports

Arisetek shall provide CCww with an independent commercial auditor's report on a quarterly basis, to assess Arisetek's full compliance with this Agreement. Such report shall contain: production quantity for Products manufactured for the previous Quarter and the royalties thereby due to CCww. Arisetek shall provide the audit to CCww within 50 days of each quarter end, in USA SEC format. CCww shall bear the auditor's fees for information it requests that is in addition to the SEC audit.

5     CONFIDENTIALITY

The Deliverables are confidential and proprietary information of CCww or its licensors. Arisetek undertakes not to disclose to any third party any part of, or information relating to, the same, and Arisetek shall take such measures as are necessary to keep such information strictly confidential (save that Object Code may be incorporated in Products) in accordance with Arisetek's own procedures for confidential information, provided that such procedures are reasonably adequate to maintain the security of the confidential information.

Arisetek will ensure that its employees will be only given access to the Source Code elements of the Deliverables under an obligation of a CCww personal confidentiality agreement.

CCww undertakes reciprocal obligations for Arisetek's confidential information, covering information, records, plans, and specifications supplied by Arisetek to CCww in respect of its Product(s) development and manufacturers.

All Parties' confidentiality obligations herein shall survive expiry or termination for any reason, of this Agreement for a period of 10 years.

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6     SERVICES AND CONSULTANCY

CCww agrees to supply service and consultancy, according to the activities and deliverables shown in Appendices A and C and receive payment in return according to Appendix D. Payment Terms and Conditions are described herein.

CCww will make all reasonable efforts to meet delivery Milestones, and timely delivery of services and consultancy. Arisetek shall promptly provide all information, specifications and equipment needed by CCww to perform its obligations, which items may inter alia include: target hardware development platforms, documentation tor development platforms, all necessary connectors and cables for development platforms, DSP firmware to support GSM and GPRS operation. CCww cannot accept responsibility for delays to deliveries caused by delay in provision of information, specifications, or equipment by Arisetek, incorrect information supplied by Arisetek, or defected within any equipment or firmware supplied by Arisetek. If any such delays occur, upon mutual review and agreement, the schedule will be adiusted, with no penalty to CCww. Additionally, CCww reserves the right to charge interest on any payments delayed in this manner.

7     PAYMENT

7.1 FEES

In compensation for the rights granted, options exercised by Arisetek and services rendered by CCww under this Agreement, Arisetek shall pay to CCww all fees arising under this Agreement, including those for the Development Licence, Manufacture Licence, Manufacture Sublicence, Royalties (and/or Royalty buy-out), Maintenance and NRE specified in AppendiX D hereto. Payments are to be made by direct credit into CCww's bank account within thirty (30) business days from the date of CCww invoice, unless otherwise indicated.

Royalties are payable quarterly within 60 days of the Quarter end.

All NRE activities will be undertaken at the rate shown in Appendix D unless undertaken at an agreed fixed price confirmed in writing by CCww and Arisetek. All necessary travel and accommodation for the agreed NRE activities with be undertaken and will be charged at cost. Unless otherwise stated, NRE activities will be charged on a monthly basis.

All monetary figures in this Agreement are in UK-Pounds (£).

7.2 Failure to Pay

If Arisetek fails to effect payment within the stipulated time, CCww shall be entitled to charge interest at a rate of eight (8) per cent per annum above the base rate of HSBC Bank plc in London from time to time, from the time payment was due until the time payment in full is received. CCww may in such event also suspend the fulfilment of its own obligations until payment is made. If Arisetek still has not paid any sum due within thirty (30) business days after the due date, CCww shall be entitled to terminate this Agreement immediately by notice in writing to Arisetek and to recover the outstanding payment due from Arisetek and any costs accrued by the recovery process.

7.3 Taxes

All fees including Royalties are exclusive of, and Arisetek is responsible for, all taxes, including custom duties, import fees, sales, use, withholding, gross revenue and like taxes, dues and charges assessed or incurred in connection with the provision of goods and services under this Agreement.

8     WARRANTY

8.1 Media

CCww warrants that the media on which the Deliverables are recorded upon receipt by Arisetek will be free from defects in materials and faulty workmanship under normal use for a period of ninety (90) days from the date of receipt by Arisetek, and during this period CCww's only liability will be to replace or repair defective media free of charge.

8.2 Warranty Period

CCww warrants for the period before the maintenance service begins (see Appendix C), that the Deliverables, as delivered, conform in all material aspects to the Specification as embodied by the PICS given in Appendix F. However, CCww does not warrant that the Deliverables are defect free. CCww's entire liability under the warranty shall be to use all reasonable efforts to correct the defects in Deliverables brought

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to its attention before the expiry of the warranty period. After such expiry, Arisetek will undertake a maintenance agreement outlined in Appendix C.

Where CCww expends effort in the investigation of a defect that is subsequently found to result from software or hardware or documentation supplied by Arisetek, then CCww reserves the right to charge Arisetek for the cost of its investigation.

8.3 Changes by Arisetek

Arisetek agrees that in the event Arisetek undertakes any measure, without the prior approval of CCww, to adapt, modify, revise, Improve or upgrade the Deliverables, or any part thereof, for any purpose including error correction or any other type of maintenance, then such measure undertaken by Arisetek shall render the warranty granted by CCww under this Section 8 not applicable. Furthermore, CCww shall be under no obligation to correct any error or defect in the Deliverables due to such measures undertaken by Arisetek nor be responsible for any disputes, claims, or damages resulting from such measures undertaken.

8.4 Utilities

CCww disclaims any warranty or representations with regard to the Utilities supplied from time to time in connection with the Deliverables. Such Utilities are provided "AS IS" and with all faults and defects and are supplied for illustration purposes and internal use only. Any use of the Utilities by Arisetek for any development is at Arisetek's sole risk.

Arisetek will report defects in the Utilities to CCww, who will at its sole discretion carry out an investigation of such defects and supply any corresponding fixes.

8.5 Performance of Services

CCww warrants that all services provided under this Agreement shall be performed in a professional manner and with all reasonable professional diligence and skill, in accordance with generally recognised professional and commercial practices and standards.

8.6 Implied Warranty

The warranties in sections 8.1 to 8.5 above are CCww's only warranties and, save as provided in this Agreement, no other warranty or condition, express or implied, will apply, including without limitation all other warranties, representations or undertakings relating to performance including any warranties that might otherwise be implied, such as those of satisfactory quality, merchantable quality, merchantability, fitness for a particular or any purpose, or ability to achieve any particular result.

8.7 Extended Warranty

Any provision from CCww to Arisetek for the maintenance of the Deliverables after the period set out in Section 8.1 and 8.2 above, shall be subject to the entry into a Maintenance Agreement between the parties as set out in Appendix C.

9     LIMITATION OF LIABILITY

9.1

In no event shall CCww have any liability in contract or tort (including negligence) or otherwise however arising (other than for fraudulent misrepresentation) for any loss or corruption of data, loss of income, loss of opportunity, business or profits, cost of recovery or any special, incidental, consequential or indirect damages arising from the Deliverables.

9.2	Subject to Section 8.3, CCww's entire aggregate liability for all claims shall not exceed the amount that has been paid by Arisetek.

9.3

CCww's liability to Arisetek for damage to Arisetek's tangible property shall not exceed the amount, which it has been paid by Arisetek for any one incident or series of incidents arising from a common cause.

9.4	The foregoing shall not limit CCww's liability for death or personal injury caused by its negligence where the same cannot be excluded.

9.5	Arisetek shall inform CCww in writing of any such claim.

10     INTELLECTUAL PROPERTY RIGHTS

10.1	Intellectual Property Warranty

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CCww represents and warrants that it has a free and clear right to enter into this Agreement with Arisetek and that ad a result of entering into this Agreement and except for Essential IPR, that so far as it is aware, no intellectual property rights of any third party have been infringed nor will be infringed by the performance by CCww of its obligations under this Agreement or by Arisetek’”s use of the Source Code in accordance with the terms of this Agreement.

10.2 Intellectual Property Ownership

Arisetek acknowledges that the Deliverables are the intellectual property of CCww or its licensors. No ownership right is granted to Arisetek for any Intellectual property relating to the Deliverables including Source Code.

10.3 Copyright Notices

Arisetek acknowledges that the Deliverables contain copyright and other intellectual property legends of CCww and its licensors, and that the Source Code is constructed so that Object Code may contain corresponding legends. Arisetek agrees not to take any steps to alter or remove such legends or disable the generation of such legends in any and all of the above Including any visible to users of a Product. Arisetek further agrees that all copies of Deliverables shall be marked with the same proprietary markings as are found in the Deliverables as originally delivered to Arisetek.

11     INDEMNIFICATION

Subject to the terms and conditions of this Agreement, CCww shall indemnify Arisetek against damages awarded as a result of a breach of any of the representations or warranties in Section 10 provided that Arisetek (i) promptly notifies CCww and (ii) takes all such steps as CCww may reasonably require in defending any third party claim and does not admit, settle or compromise such claim without the prior written consent of CCww (such consent not to be unreasonably withheld).

In the event that the Source Code or Object Code is, in any settlement or judgement, held to constitute an infringement and the use of the Source Code or Object Code is prohibited, CCww shall, at its expense and option, (a) procure for Arisetek the right to continue using the Source Code or Object Code, (b) substitute other entities that have the same material features, functionality and performance as the Source Code or Object Code or (c) modify the Source Code or Object Code at its expense so that it becomes non-infringing, provided that the modifications do not impair its originally intended use. CCww will compensate Arisetek for lost productivity, revenue, prospects and business due to Arisetek's inability to sell its Products as a result of this infringement. The provisions of this Section 11 state the sole and exclusive liability of CCww for infringement of any patent or other intellectual property rights and is in lieu ot all warranties express, implied or statutory in regard thereto.

Notwithstanding the above, CCww shall not have any liability if the alleged infringement is based upon the use of the Deliverables in combination with other products or devices not furnished by CCww or for any-use of any Deliverables outside the terms of this Agreement. This Indemnification covers all Arisetek Products, which will use CCww Deliverables, as per this Agreement.

12     FORCE MAJEURE

Neither Party shall be liable for any breach of its obligations or delay in performance resulting from causes beyond its reasonable control including, but not limited to, fires, strikes (of its own or other employees), insurrection or riots, or regulations of any civil or military authority, interruption or delay in supplies, including in power supplies, or loss or corruption of data.

13     TERM AND TERMINATION

13.1	This Agreement shall become effective on the date of signature by all Parties hereto ("Effective Date"), and shall remain in effect until terminated subject to the surviving sections.

13.2

CCww shall have the right to terminate this Agreement with immediate effect it Arisetek is in default of any of its obligations under this Agreement, and if Arisetek has failed to make good such default within thirty (30) business days after having received a written notice from CCww requiring it to do so. CCww shall furthermore have the right to terminate this Agreement with immediate effect if Arisetek suspends its payments without any cause, an order is made or a resolution is passed for the winding up of Arisetek or If an order is made for the appointment of an administrator to manage the affairs, business and property of Arisetek, or if such an administrator is appointed or if documents are filed with the

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Court for the appointment of an administrator or if notice of intention to appoint an administrator is given by Arisetek or its directors or by a qualifying charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986 of England), or if a receiver is appointed of any of Arisetek's assets or undertaking or if circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding up order or If Arisetek takes or suffers any similar or analogous action in consequence of debt or otherwise can be regarded as insolvent .

13.3

Arisetek shall have the right to terminate this Agreement with immediate effect if CCww is in default of any of its obligations under this Agreement, and if CCww has failed to make good such default within thirty (30) business days after having received a written notice from Arisetek requiring it to do so, Arisetek shall furthermore have the right to terminate this Agreement with immediate effect if an order is made or a resolution is passed for the winding up of CCww or if an order is made for the appointment of an administrator to manage the affairs, business and property of CCww, or if such an administrator is appointed or if documents are filed with the Court for the appointment of an administrator or if notice of intention to appoint an administrator is given by CCww or its directors or by a qualifying charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986 of England), or if a receiver is appointed of any of the CCww's assets or undertaking or if circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding up order or if the CCww takes or suffers any simiiar or analogous action in consequence of debt or otherwise can be regarded as insolvent

13.4

Upon termination of this Agreement by CCww for above-listed reasons of Section 13,2, Arisetek shall immediately pay to CCww the remaining outstanding fees due and owing, (including those for the Development Licence, Manufacture Licence, Manufacture Sublicence, Royalties (and/or Royalty buyout), Maintenance and NRE), taking into account any discounts or rebates that are due and owing by CCww to Arisetek, and all licence rights granted to Arisetek shall immediately terminate. Arisetek shall in such event immediately cease all production and distribution of Product and cease all use of the Deliverables. Furthermore, Arisetek shall within 7 days after termination return or destroy all versions of the Deliverables and any and all documentation relating thereto on any media and in any form in Arisetek's possession. Arisetek shall give a written confirmation to CCww that all material related to the Deliverables including Source Code, Object Code, and Documentation and its operation has been returned to CCww or destroyed. Notwithstanding the foregoing, Products that commenced manufacture may be completed and sold and outstanding fees and Royalties will be paid to CCww. CCww will allow selling of such Products in the market, subject to the manufacturing sub-licence agreement.

13.5

Upon termination of this Agreement by Arisetek whereby CCww is in default, Arisetek shall retain the Licence granted in this Agreement upon paying the remaining outstanding fees due and owing, (including those for the Development Licence, Manufacture Licence, Manufacture Sub-licence, Royalties (and/or Royalty buy-out), and NRE), and upon continued payment of such fees as they become due, taking into account any discounts or rebates that are due and owing by CCww to Arisetek. Additionally, CCww will undertake the transfer. from CCww to Arisetek, of any NRE project activities and associated payments that relate to this Agreement, subject to the co-operation of CCww's customer and Arisetek.

13.6	Notwithstanding the termination of this Agreement for any reason whatsoever, Sections 1, 4, 5, 7, 9, 10, 11, 12 and 13 shall continue in force in accordance with their respective terms.

14     MISCELLANEOUS

14.1

All Parties may collectively decide to announce (i) the relationship created by this Agreement, (ii) the nature of Arisetek's use of the Deliverables and (iii) that Products are under development or to be manufactured provided no such announcement discloses Confidential Information. However, neither Party shall be entitled to disclose the financial terms of this Agreement. Any press releases relating to this Agreement shall be subject to the prior written approval of the other Party, which shall not be unreasonably withheid.

14.2

Arisetek will furnish CCww as it requires with development boards, evaluation boards and prototype handsets for support, field trials and related activities. Arisetek will also furnish CCww with three (3) early production versions of the Products for demonstration/ marketing purposes. CCww agrees to display Ariseteks prototypes "As-Is", with original Arisetek markings and branding, in all CCww demonstrations, promotions and marketing communications.

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14.3	The Deliverables and associated materials may be subject to export or import regulations in other countries. Arisetek agrees to comply with any such applicable laws and regulations.

14.4	This Agreement shall not be assigned in whole or in part by either Party, without the prior written consent of the other Party.

14.5	No alteration or amendment to this Agreement shall be valid unless such alteration or amendment is reduced to writing and signed by the Parties hereto.

14.6	This Agreement shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

14.7

It is understood and agreed that CCww is an independent contractor and that CCww shall determine the manner and means by which its obligations are accomplished. Nothing herein shall be construed to create a joint venture, partnership, or formal business organisation of any kind. Neither Party shall have authority to bind the other except to the extent authorised herein. Neither Party shall act as an agent of the other Party for any purpose.

14.8

All notices required to be sent by either Party under this Agreement shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid (to be deemed delivered 7 days after sending) or by courier (to be deemed delivered on delivery), facsimile (with confirmation of receipt) or e-mail (to be deemed delivered 24 hours after sending) to the addresses set forth below or to such other address which may hereinafter be designated in writing:

For Arisetek:

Arise Technologies Co. Ltd.
11 F No.268, Beihsin Rd,
Section 2, Hsin-Dian City,
Taipei County 23143,
Taiwan
Attention: Allen Liang
Fax: +886•2•89145245
Email: allenl@arisetek.com.tw

For CCww:

Communications Consultants Worldwide LId., Homelife House.
26•32 Oxford Road,
Bournemouth,
BH8 8EZ,
United Kingdom.
Attention: Richard Carter
Fax: +44 1202 318 151
Email: carter@ccww.co.uk

14.9

If any provision (or part) of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision (or part) shall not affect the other provisions (and the remainder of the provision concerned) of this Agreement, which shall remain in full force and effect without the invalid or unenforceable provision or part thereof.

14.10

Failure by either Party to insist in any instance upon strict conformance to any term or condition herein or failure by either Party to act in the event of a breach or default shall not be construed as a waiver of that Party's right or its right thereafter to enforce each and every term and condition of this Agreement.

14.11

Except as provided in this Agreement, nothing contained herein shall be deemed to prevent either Party from exercising all of its rights in and with respect to its own products, including without limitation, the right to licence or sell its Products to such persons or entities as it may deem appropriate.

14.12	Each Party agrees not to solicit other Party's employees during the period of this Agreement, and for a further period of one year after expiry or termination of this Agreement by either Party.

14.13	The section and subsection headings used herein are for reference and convenience only, and shall not enter into the Interpretation hereof. The Appendices referred to herein and attached, or to be

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attached hereto, are incorporated herein.

14.14

This Agreement and the Appendices hereto contain the entire understanding, agreement and representations of the Parties and supersedes all prior agreements, discussions, representations and understandings relating to the subject matter hereof. In order to be binding, any waiver, alteration, amendment or modification of any of the provisions of this Agreement must be in writing and signed by all Parties.

IN WITNESS WHEREOF, each Party has executed this Agreement on the date set forth below.

By: Richard Carter for CCww	By: Allen Liang for Arisetek
Position: Managing Director	Position: President
Date: 6-Feb 2008	Date: 6 Feb 2008
Signature: R. A. Carter (Signed)	Signature: Allen Liang (Signed)

Appendices: The following Appendices are attached hereto and incorporated herein:

  Appendix A: Statement of Work (SoW)

  Appendix B: Arisetek Sites

  Appendix C: Deliverable Items, Maintenance Services

  Appendix D: Fees

  Appendix E: PICS

  Appendix F: Training Course Outline

  Appendix G: NXP Licence Restrictions

  Appendix H: Identification of Source and Object Deliverables

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15 Appendix A
     Statement of Work (SoW)

This may include:

i.	Training course (approx 3 days by 2 CCww engineers; see Appendix F)

ii.	Assistance with integration or customisation at Arisetek's request

Both of the above are subject to payments outlined in the section NRE, Travel and Accommodation,

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16 Appendix B
      Arisetek Sites

The CCww Deliverables will be located on the following additional Arisetek site(s) with the appointed responsible Arisetek stall member(s):

Arisetek Site	Responsible Staff Member
Arise Technologies Co. Ltd. 11 F No.268, Beihsin Rd, Section 2, Hsin-Dian City, Taipei County 23143, Taiwan	Allen Liang

Note

1.	further sites may be added through agreement with CCww, leading to a replacement Appendix B to be signed by the Parties and attached to the main agreement.
2.	Each Arisetek stall member that shall be exposed to CCww shall sign a CCww Confidentiality Agreement in advance.

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17 Appendix C
       Deliverable Items

Unless otherwise stated, all items delivered under this Agreement will be sent to the first address given in Appendix B “Arisetek Sites'. CCww and Arisetek may agree in writing alternative delivery locations for specific items as required.

17.1 Protocol Software Deliverables The GSM protocol stack deliverables are:

  GSM L1 integration with PNX 4904, L2 and L3, comprising:
  Object code for L1 asynchronous, LAPDm, RR, MM, SIM i/f, SMS, CC, SS, REG, MN for quad-band
  Header code and selected source code for compilation process to create updated image code (see Appendix F for details)
  GHDI source code (General Hardware Interface)

The GPRS protocol stack deliverables are:

  GSM/GPRS Multi-slot Class 12 L1 integration with PNX 4904, L2 and L3, comprising:
  Object code for L1 asynchronous, MAC, RLC, LAPDm, GRR/RR, LLC, GMM/MM, SIM ilf, SM, GSMS, CC, SS, SNDCP, MN, and REG for quad-band
  Header code and selected source code for compilation process to create updated image code (see Appendix F for details)
  GHDI source code (General Hardware Interface)

The NXP deliverables are:

  NXP sample driver source code as required, from the following list:
  Application Drivers
  battery management
  camera image conversion
  various still camera drivers: TCM8230MD, OV7660, VS6624, VS6724
  Flash Drivers
  NAND
  NOR
  SO card
  FM Tuner driver
  LCD Display Drivers:
  SlD15605, S1D15606,S1D15607,S1D15608,S1D15609,S1D19111,S1D19101,wx12864ap1
  Input I Output /Other
  Aux ADC, Aux DAC, Aux Par, DMA, EMC, GEDA, GPIO, GPSR, GP timers, IRQ control, IRQ priorities, IRQ Ids, Keypad, PWM, RTC, SCI, SSI, UART, Watchdog

Other Deliverables:

  JHAT graphical analysis and field trial tool
  Documentation, comprising:
  PICS
  UG/358 (jHAT User Guide)
  UG/103 (AT Command User Guide)
  CCWW/UG/365 (jHAT Engineering Screens User Guide)
  UG/366 (jHAT Quick Reference)
  INT/110 (Call Flow Examples)
  DES/112 (Debug Conduit Data, Data Encoding Formats)

Notes:

1.	If Arisetek reasonably requests additional existing documentation not in the above list. CCww will provide it at no charge

©CCww2008	Company Confidential	Page 13 of 21

2.	The protocol stack deliverables shall be provided in Source Code or Object code according to the tables in Appendix H.

17.2 Software Maintenance Service

CCww will provide a maintenance service from initial training on the protocol stack onward development and test phase, through manufacture to product in-service. The service provides:

  Assigned customer contact

  Co-ordination of reviews

  Monthly management summary

  Hotline and email support 5 days / wk; on-site when agreed to be necessary

  Initial problem data gathering, investigation and advice

  Secondary investigation and work-around (where appropriate)

  Defect fix provision (patch and consolidated releases)

  Updates to supplied functions based on version upeates according to changes to the 3G PP standard version

  Regular upeated to consolidate patches

  2nd line support for Arisetek's sublicensees

©CCww2008	Company Confidential	Page 14 of 21

18 Appendis D
      Fees

All fees will be guaranteed by letter of credit or eqyivalent.

18.1 Licences

The licence fees are:

GSM	A• (£K)	B•(£K)
Licence	60	30
Image code licence per sublicensee	20	20

For GPRS upgrade:

GPRS	A• (£K)	B• (£K)
Licence	50	25
Image code licence per sublicensee	15	15

Notes

1.	The Licence above refers to a Development Licence and Manufacture Licence as described in sections (2.3) and (2.4)
2.	Sublicence fees above refer to China and Taiwan only
3.	The fees in Column A shall apply, except that:
4.	The fees in column (B) shall apply if:
Arisetek purchases the GSM and GPRS upgrade development licence immediately
Arisetek transfers 50,000 shares to CCww with a notional value of US•$1 on signature of this Agreement

Further to (4) above:

  If Arisetek does not undertake an IPO on Nasdaq by start of June 08, Arisetek pays to CCww the remaining £55K of development licence fee to the full value in column A
  If, 12 months after IPO, the share value is below $5, then Arisetek shall pay to CCww the remaining £55K of development licence fee to the full value in column A
  Whereby, 12 months after IPO, the share value is above $5, then CCww shall rebate to Arisetek £55K: this payment to be either in cash or returned shares at CCww's discretion

18.2 Royalty A per-unit royalty is payable for each unit manufactured, according to the following table:

	Production I Per Unit Price (£)
Cumulative volume	0 to 10K	10K to 500K	500k to 1M	1M to 5M	5M+
GSM Rovaltv	0.4	0.3	0.25	0.2	0.18
GPRS Rovaltv	0.6	0.45	0.325	0.3	0.25

Notes

1      GPRS royalty includes GSM royalty
2      The above royalty amounts will be negotiated between CCww and each sublicensee, and are dependent on chip source and price.
3      The royalty may be combined into the chip price.

©CCww2008	Company Confidential	Page 15 of 21

18.3 Protocol Stack Maintenance Service

The maintenance fee is payable on a 6-monthly basis, in advancd, on sublicence signature. There is a 10% reduction in the annual fee if paid 12-months in advance. The fees are:

Maintenance service	(£K)
Arisetek	0
Arisetek sublicensee	30

Notes

1	The maintenance fee to Arisetek is reduced to zero, on the basis that Arisetek will not charge for maintenance for any hardware and software it provides to CCww.

2	Maintenance is rebated through royalty payments; 20% of royalty fees paid to CCww by a sublicensee shall be used to refund maintenance payments to that sublicensee.

3	Maintenance payments shall cease when production under the sublicence is terminated.

18.4 NRE, Travel and Accommodation

The NRE rate for CCww is £105 per engineer per hour.

Consultancy and services activities may involve travel and accommodation that will be charged at cost as undertaken.

18.5 Nucleus RTOS & TCP/IP

The Nucleus RTOS and TCP/IP stack is licensed from Mentor Graphics. Arisetek should obtain appropriate licences from Mentor Graphics for these software components (i.e NucleusPLUS, NucleusNET, NucleusPPP). In order to speed up engagement. CCww may create a temporary evaluation licence of 4 weeks duration in order for Arisetek's activities to start without delay.

©CCww2008	Company Confidential	Page 16 of 21

19 Appendix E
      PICS

A sample PICS is contained in a separately supplied document entitled:

  (TBD)

©CCww2008	Company Confidential	Page 17 of 21

20 Appendix F
      Training Course Outline

The training program will be tailored to provide an overview description of the GSM/GPRS protocol stack, provide details of the external interfaces, and details of the debugging available. The course will cover the following:

• Overview of Protocol Stack
• Brief description of the tasks in the stack
• Diagnostic Information and Display -jHat and the debug output
• AT command description
• Outline of interfaces required by Arisetek's integration tasks
• Onward development, compilation and download of updated image file
• SIM Description
• Support Process
• Q&A

The above course will last 2-3 days, depending on number of attendees and prior experience.

©CCww2008	Company Confidential	Page 18 of 21

21 Appendix G
      NXP Licence Restrictions

1. Description of NXP Licensed Materials:

     (a) NXP Layer 1 Materials, which may include, Synchronous Physical Layer (SPL) object code provided as a library, SPL header files source code, Baseband Layer (BBL) object code provided as a library, Audio Baseband Layer (ABL) interface header file source code.

     (b) NXP Drivers, which may include, Platform drivers provided as an object code library and header files source code, system drivers provided as an object code library and header files source code, device drivers provided as source code (subject to permission by peripheral manufacture as needed), NXP's CP2102 USB to UART PC driver (for EVP/PC connectivity) provided as object code.

     (c) NXP's Tools, which may include, Lab Tools provided by CCww as object code, NVRAM editor provided as object code, flash loader provided as object code, NVRAM contents provided as data in XML file.

2. NXP Licence: Pursuant to the terms and conditions set out in this Agreement, CCww hereby grants Arisetek a world-wide, non-transferable, non-exclusive, royalty-free, perpetual license to the above identified NXP Licensed Materials to:

(a)	use, reproduce and create derivative works of and from the NXP Licensed Materials for the sole purpose of modifying Products for compatible functionality with NXP Licensed Materials;
(b)	integrate and incorporate the NXP Licensed Materials and/or Derivative Works thereof within the Product; and,
(c)	demonstrate, market, promote the NXP Licensed Materials and Derivative Works thereof as part of the Product.
(d)	with respect to all NXP Licensed Materials other than NXP's Tools, sublicense, distribute copies of NXP Licensed Materials and Derivative Works thereof only as part of the licensed Product.

©CCww2008	Company Confidential	Page 19 of 21

22 Appendix H
       Identification of Source and Object Deliverables

The following 2 tables show which of the protocol stack deliverables shall be supplied in Source Code form.

For GSM:

Directory Path	Optional	Comment	src
./bin		Build scripts	yes
./cb		CB Task• handles cell broadcast messages
./cm		CM sub Task
./diag		Diagnostics Task• handles PS debug	yes
./ds	Yes	DS Task and DS_ISR• Parses AT commands, handles circuit switched data services	yes
./emmi	Yes	EMMI task• provides electrical Man•Machine Interface functionality	yes
./ghdi		GHDI task• provides hardware access functionality for any other task	yes
./gsdi		GSDI task• provides SIM access services to any other task	yes
./gstk	Yes	GSTK task• Rpovides Sim toolkit functionality
./include		Contains common header files	yes
./11_gprs		Parent directory for following	yes
./11_gprs/bin		Contains Silabs baseband and SPL objects	yes
./11_gprs/silabs		L1 task ans L1 ISR• Layer 1 code for SILABS port	yes
./11_9prs/silabs/spl		Silabs header files, used by L1 task and ISR	yes
./12		L2 (LAPDm) Task
./lib		Parent directory for following …
./lib/libdiag		Library of diagnostics related functions	yes
./lib/libendec		Library of functions for OTA message decode
./lib/libghdi		Access functions for GHDI features	yes
./lib/libgs		Access functions for generic operating system interfaces	yes
./lib/libgsdi		Access gunctions for GSDI features	yes
./lib/libmmi		Library of functions for used by MMIIDS	yes
./lib/libprot		General library functions
./mm		MM task
./mmi		Sample MMI when no AT interface, or thin MMI layer when AT interface present	yes
./mn		MN sub task
./mncm		Location for combined MN•CM task build
./nucleus+		Parent directory for following…	yes
./nucleus+/h		Nucleus+ OS header files	yes
./nucleus+/src		Nucleus+ OS source files	yes
./reg		REG task
./rr		RR task
./timer		Timer task• provides timer services to any other task	yes
./utils		Additional utility scripts and programs
./apps	Yes	applications server task• Provides interface for applications which can run on the same processor as the rest of the stack	yes

For GPRS:

©CCww2008	Company Confidential	Page 20 of 21

Directory	Optional	Comment	Source
./bin		Build	yes
./cb		CB
./cm		CM
./diag		Diagnostics	yes
./ds	Yes	DS	yes
./emmi	Yes	EMMI
./ghdi		GHDI	yes
./gsdi		GSDI	yes
./gstk	Yes	GSTK
./include		Contains	yes
./11_gprs		Parent	yes
./l_9prs/bin		Contains	yes
./ll_9prs/siiabs		L1	yes
./ll_9prs/silabs/spl		Silabs	yes
./12		L2
./lib		Parent
./lib/libdiag		Library
./lib/libendec		Library
./lib/libghdi		Access	yes
./lib/libgs		Access	yes
./lib/libgsdi		Access
./lib/libsock		Library
./lib/libmmi		Library
./lib/libnet		Parent
./lib/libnet/inc		Nucleus	yes
./lib/libnet/src		Nucleus	yes
./lib/libprot		General
./llc		LLC
./mac		RLC/MAC
./mm		MM
./mmi		Sample	yes
./mn		MN
./mncm		Location
./nueleus+		Parent	yes
./nueleus+/h		Nueleus+	yes
./nucleus+/src		Nucleus+	yes
./reg		REG
./rr		RR
./sm		Sesion
./sndcp		SNDCP
./timer		Timer	yes
./utils		Additional
./apps	Yes	applications

©CCww2008	Company Confidential	Page 21 of 21

PAGE 01/02

CCww

Communications Consultants Worldwide Limited
Homelife HOIlse
26--32 Oxford Road
Bounemouth
BH8 8EZ
UK
Tel: (+44)1202 318161
Fax: (+44) 1202 318151

FAX

To: CHIEH – HIS LIN , AGLOW

Fax no: + 886 2 2700 3455

From: RICHARD CARTER

Date: 4 / 6 /2008

Pages: 2 (including this cover sheet)

Subject fully signed agreement follows:

Regards

RICHARD CARTER (Signed)

PAGE 02/02

AGLOW COMMUNICATION CORPORATION LIMITED
UNIT 511.5/F,TOWER 1. SILVERCORD, 30 CANTON ROAD,
TSIMSHAT'SUI . KOWLOON. HONG KONG
Shenzhen Office: (T)86-755-83849448 (F)86-755-83849736

Protocol Stack License Transfer Agreement

This AGREEMENT is made and entered into as of this, the 20th day of May, 2008 by and among: Arise Technologies Co. Ltd., a corporation duty incorporation and existing under the laws of Taiwan with its principal office located at 4F. No.9. Ming-Te Rd., Hsin-Dian City,. Taipei County, Taiwan. R.O C.
(hereinafter as "ATC"):

Aglow Communication Co. Ltd., a corporation duty incorporation and existing under the laws of Hong Kong Special Administrative Region of the People's Republic of China with its principal office located at Unit 511, 5/F Tower 1. Silvercord, 30 Canton Road, Tsimshatsui, Kowloon Hong Kong (hereinafter as "ACC"); and

Communications Consunants Worldwide Limited., a company under the laws of England with its principal office located at Homellfe House 26-32 Oxford Road, Bournemouth . BH8 8EZ . United Kingdom
(hereinafter as "CCww").

WHEREAS. on February 4th, 2008. ATC signed the "Mobile Station Protocol Stack Software license. Maintenance and Consultancy Agreement” (hereinafter as "Software Agreement") (see attachment) with CCww on behalf of ACC. a founding company, under the Instruction of Arise Technologies Inc., the mother company of ATC and ACC. ATC has paid license fees to CCww accordingly up to the current date.

WHEREAS. on March 17th.2008. ACC has completed the registration procedures in Hong Kong and became a legal business entity.

Assignment
NOW THEREFORE, agreed by all parties, at ATC's rights and obligations set forth in the Software Agreement will be completely transferred to ACC immediately upon this AGREEMENT being signed by the parties. ACC shall remit all prior payments under the Software Agreement to ATC.

ACC will sub-contract all development work to ATC; therefore there is no change to the site for the deliverables.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duty authorized representatives on the date of its execution.

Communications Consultants Worldwide limited

Richard Carter        Richard Carter (signed)                                                                                Date: 4/ 6 /2008
Title : Managing Director

Aglow Communlcaflon Corp. limited

Chieh-Hsi Lin         Chieh-Hsi Lin (signed)                                                                                  Date: April 1st ,2008
Title: Director of the Board

Arise Technologies Co., LTD
Allen S. Liang          Allen S. Liang (signed)                                                                                Date: April 1st ,2008
     Title : General Manager

Attachment : A copy of the Software Agreement
_______________________________________________________________________________________________